Exhibit 99.2

FOR IMMEDIATE RELEASE

CONTACT
Gregory F. Hughes
Chief Financial Officer
(212) 594-2700
Or
Heidi Gillette
Director, Investor Relations
(212) 594-2700

SL GREEN REALTY CORP.
2006 ANNUAL INVESTOR CONFERENCE AND PROPERTY TOUR
ON MONDAY, DECEMBER 4, 2006
***

PRESENTATION TO BEGIN AT 1:30 PM EST;
AVAILABLE VIA WEBCAST AND TELECONFERENCE

New York, NY — November 27, 2006 — SL Green Realty Corp. (NYSE: SLG), a real estate investment trust, announced today that it will host its 2006 Annual Investor Conference and Property Tour on Monday, December 4, 2006. The management presentation will begin at 1:30 PM EST.

The presentation will be available via webcast and teleconference in listen only mode.  The conference call can be accessed by dialing (800) 510.9691 Domestic or (617) 614.3453 International, using passcode 86307620.  The webcast and management’s PowerPoint presentation can be accessed at www.slgreen.com via SL Green’s Investor Relations page.

For more information about this event, please email SLG2006@slgreen.com.

About SL Green Realty Corp.

SL Green Realty Corp. is a self-administered and self-managed real estate investment trust, or REIT, that predominantly acquires, owns, repositions and manages a portfolio of Manhattan office properties. As of September 30, 2006 the Company owned 27 office properties totaling approximately 18.4 million square feet. SL Green’s retail ownership totals approximately 300,000 square feet at eight properties.  The Company is the only publicly held REIT that specializes exclusively in this niche.

To be added to the Company’s distribution list or to obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at 212-216-1601.